Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Tim Hortons Inc. of our report dated February 25, 2011 relating to the financial statements, financial statement schedules and effectiveness of internal control over financial reporting of Tim Hortons Inc., which appears in Tim Hortons Inc.’s Annual Report on Form 10-K for the year ended January 2, 2011.

We also consent to the reference to us under the headings “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS, LLP

Chartered Accountants, Licensed Public Accountants

Toronto, Ontario, Canada

June 14, 2011